UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

February 26, 2013

LEUCADIA NATIONAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

NEW YORK

(State or Other Jurisdiction of Incorporation)

1-5721	13-2615557
(Commission File Number)	(IRS Employer Identification No.)

315 PARK AVENUE SOUTH, NEW YORK, NEW YORK	10010
(Address of Principal Executive Offices)	(Zip Code)

212-460-1900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On March 1, 2013, Leucadia National Corporation (“Leucadia”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of November 11, 2012, by and among Jefferies Group, Inc. (“Jefferies”), JSP Holdings, Inc., a Delaware corporation and direct, wholly-owned subsidiary of Jefferies (“New Jefferies”), Jasper Merger Sub, Inc., a Delaware corporation and direct, wholly-owned subsidiary of New Jefferies, Leucadia, and Limestone Merger Sub, LLC, a Delaware limited liability company and a direct, wholly-owned subsidiary of Leucadia, pursuant to which Jefferies became a wholly-owned subsidiary of Leucadia. Those transactions were originally reported on a Current Report on Form 8-K previously filed with the Securities and Exchange Commission on March 1, 2013. This Amendment is being filed to provide the pro forma financial information required by Item 9.01(b), which financial information was not included in the original filing.

Item 9.01 Financial Statements and Exhibits.

(b) Pro Forma Financial Information.

The unaudited pro forma condensed combined statements of operations and notes related thereto of Leucadia for the three months ended March 31, 2013 and for the year ended December 31, 2012, giving effect to the acquisition of Jefferies, are filed herewith as Exhibit 99.1 and incorporated in this Item 9.01(b) by reference.

(d) Exhibits.

99.1	Unaudited pro forma condensed combined statements of operations of Leucadia for the three months ended March 31, 2013 and for the year ended December 31, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 10, 2013

LEUCADIA NATIONAL CORPORATION

/s/ Joseph A. Orlando
Name:	Joseph A. Orlando
Title:	Vice President and Chief Financial Officer